As filed with the Securities and Exchange Commission on April 1, 2004.

Registration No. 333-51687

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARIAD Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3106987
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
(617) 494-0400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward M. Fitzgerald
Senior Vice President and Chief Financial Officer
ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
(617) 494-0400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jonathan L. Kravetz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000

     Approximate Date Of Commencement Of Proposed Sale To The Public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

This Post-effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-51687) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF COMMON STOCK
SIGNATURES

DEREGISTRATION OF COMMON STOCK

     The Registrant hereby amends its Registration Statement on Form S-3 (No. 333-51687), filed with the Securities and Exchange Commission (the “Commission”) on May 1, 1998 (the “Form S-3”) by deregistering the shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”) that remain registered but unsold pursuant to this effective Form S-3.

     The Registrant initially filed the Form S-3 on behalf of the purchasers (the “Selling Stockholders”) of 2,537,500 Shares in satisfaction of its contractual obligation to register the Shares for resale by the Selling Stockholders in accordance with the terms of the Stock Purchase Agreements, dated as of April 27, 1998, by and between the Registrant and each of the Selling Stockholders. Under the agreements described above, the parties thereto agreed that the Company may terminate the effectiveness of the Registration Statement after May 11, 2000. Thus, the Registrant is no longer obligated to keep the Form S-3 effective and desires to deregister the Shares that remain unsold.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”) and the undertaking contained in the Form S-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Shares from registration.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and Commonwealth of Massachusetts on the 1st day of April, 2004.

ARIAD PHARMACEUTICALS, INC.
By:	/s/ Harvey J. Berger, M.D.
Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harvey J. Berger, M.D. Harvey J. Berger, M.D.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 1, 2004
/s/ Sandford D. Smith Sandford D. Smith	Vice Chairman of the Board of Directors	April 1, 2004
/s/ Edward M. Fitzgerald Edward M. Fitzgerald	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 1, 2004
/s/ Jay R. LaMarche Jay R. LaMarche	Director	April 1, 2004
/s/ Athanase Lavidas, Ph.D Athanase Lavidas, Ph.D.	Director	April 1, 2004
/s/ Frederick S. Schiff Frederick S. Schiff	Director	April 1, 2004
/s/ Burton E. Sobel, M.D. Burton E. Sobel, M.D.	Director	April 1, 2004
/s/ Mary C. Tanner Mary C. Tanner	Director	April 1, 2004
/s/ Elizabeth H. S. Wyatt Elizabeth H. S. Wyatt	Director	April 1, 2004

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